USA Mobility, Inc. and Subsidiaries
Legal Entity Chart with Federal EIN
Effective 1/1/14



USA MOBILITY, INC.
16-1694797
P
Arch Wireless, Inc.
31-1358569
H
USA Mobility Wireless, Inc.
91-1199104
0
Amcom Software Pty Ltd
(Australian Corp)
AO
Amcom Software Middle East, Inc.
30-0739267
GTES, Inc.
(Canadian)
CO
Paging Network Canadian Holdings, Inc.
75-2590360
H
10%
Madison Telecommunications Holdings, Inc.
(Canadian)
CO
Paging Network of Canada, Inc.
(Canadian)
CO
P – Parent Company
H – Holding Company
O – Operating Company
CO – Canadian Operating Company